Exhibit 99.1

Apple Reports Preliminary Fourth Quarter Results

Ships Record 1.61 Million Macs

CUPERTINO, California—October 18, 2006—Apple® today announced preliminary financial results for its fiscal 2006 fourth quarter ended September 30, 2006. These preliminary results may be subject to significant adjustment as a result of a likely restatement of historical results.

The Company posted revenue of $4.84 billion and net quarterly profit of $546 million, or  $.62 per diluted share. These results compare to revenue of $3.68 billion and net profit of $430 million, or $.50 per diluted share, in the year-ago quarter. Gross margin was 29.2 percent, up from 28.1 percent in the year-ago quarter. International sales accounted for 40 percent of the quarter’s revenue.

Apple shipped 1,610,000 Macintosh® computers and 8,729,000 iPods during the quarter, representing 30 percent growth in Macs and 35 percent growth in iPods over the year-ago quarter.

“This strong quarter caps an extraordinary year for Apple. Selling more than 39 million iPods and 5.3 million Macs while performing an incredibly complex architecture transition is something we are all very proud of,” said Steve Jobs, Apple’s CEO. “Looking forward, 2007 is likely to be one of the most exciting new product years in Apple’s history.”

“We are pleased to have finished the year with over $10 billion in cash and to have increased annual revenue by $11 billion in the last two years,” said Peter Oppenheimer, Apple’s CFO. “Looking ahead to the first fiscal quarter of 2007, we expect revenue of $6.0 to $6.2 billion and earnings per diluted share of $.70 to $.73.”

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Results Subject to Significant Adjustment

As previously announced on October 4, 2006, an independent committee investigating Apple’s stock option practices has reported its findings, which are under review by the Company and its independent auditors. The investigation determined, among other things, that stock option grants made on 15 dates between 1997 and 2002 appear to have grant dates that precede the approval of those grants for accounting purposes. As a result, management continues to believe, and the audit committee agrees, that Apple will likely need to restate its historical financial statements to record non-cash charges for compensation expense and related cash and non-cash tax adjustments relating to past stock option grants. The Company and its independent auditors are reviewing accounting guidance regarding stock option grants recently published by the SEC, and have not yet determined the amount of such charges, the resulting tax and accounting impact, or which periods may require restatement. Under applicable accounting standards, such compensation expense generally reflects the difference between an option’s exercise price and the market price of the Company’s stock at the measurement date, the point at which the terms of the option grant were actually finalized. According to the recent SEC guidance, companies must evaluate stock option grants in light of all relevant facts, circumstances and patterns of conduct to determine whether grants were actually finalized on the stated grant dates. Evidence of a practice that certain grants were not finalized on the stated grant date may require a conclusion that the grant date is not the measurement date for other grants as well. Therefore, it is possible that the Company and its independent auditors could conclude that a larger number of grant dates than previously identified could have a measurement date that differs from the grant date, which could result in significant additional non-cash stock-based compensation expense. Such charges may result in material changes to the Company’s financial statements, including those covering the periods presented in this release.

This press release contains forward-looking statements about the Company’s estimated revenue and earnings per share and the potential for significant adjustments to the financial results included in this release. These statements involve risks and uncertainties, and actual results may differ. Risks and uncertainties include the outcome of the pending reviews described above and the likely restatement of the Company’s financial statements or results; the effect of competitive and economic factors, and the Company’s reaction to those factors, on consumer and business buying decisions with respect to the Company’s products; possible disruption in commercial activities caused by terrorist activity and armed conflict, such as changes in logistics and security arrangements, and reduced end-user purchases relative to expectations; possible disruption in commercial activity as a result of natural disasters or major health concerns including epidemics; continued competitive pressures in the marketplace; the ability of the Company to successfully evolve its operating system; the potential negative ramifications of the transition of all Macs to Intel microprocessors; the ability of the Company to make timely delivery of new products with Intel microprocessors and related hardware and software technological changes and innovations to support Intel microprocessors; the development and availability on acceptable terms of components and services essential to enable the Company to deliver products based on Intel microprocessors in a timely manner; the continued availability on acceptable terms of certain components and services essential to the Company’s business currently obtained by the Company from sole or limited sources; the ability of the Company to make timely delivery of new programs, products and successful technological innovations to the marketplace; the effect that product quality problems could have on the Company’s sales and

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operating profits; the inventory risk associated with the Company’s need to order or commit to order product components in advance of customer orders; the effect that the Company’s dependency on manufacturing and logistics services provided by third parties may have on the quality, quantity or cost of products manufactured or services rendered; the Company’s dependency on the performance of distributors and other resellers of the Company’s products; the Company’s reliance on the availability of third-party digital content; the Company’s dependency on third-party software developers to timely develop future applications that support Intel microprocessors and Power PC microprocessors; the potential impact of a finding that the Company has infringed on the intellectual property rights of others; and risks associated with the Company’s retail initiative including significant investment cost, uncertain consumer acceptance and potential impact on existing reseller relationships. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended September 24, 2005, the Company’s Form 10-Q for the quarters ended December 31, 2005 and April 1, 2006 and the Company’s Form 10-Q for the quarter ended July 1, 2006 and Form 10-K for the year ended September 30, 2006 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple ignited the personal computer revolution in the 1970s with the Apple II and reinvented the personal computer in the 1980s with the Macintosh. Today, Apple continues to lead the industry in innovation with its award-winning desktop and notebook computers, OS X operating system, and iLife and professional applications.  Apple is also spearheading the digital music revolution with its iPod portable music players and iTunes online music store.

Press Contact:

Steve Dowling

(408) 974-1896

dowling@apple.com

Investor Relations Contacts:

Nancy Paxton

(408) 974-5420

paxton1@apple.com

Joan Hoover

(408) 974-4570

hoover1@apple.com

NOTE TO EDITORS: For additional information visit Apple’s PR website (www.apple.com/pr/), or call Apple’s Media Helpline at (408) 974-2042.

© 2006 Apple Computer, Inc. All rights reserved. Apple, the Apple logo, Mac, Mac OS and Macintosh are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

PRELIMINARY UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except share amounts)

	September 30,	September 24,
	2006	2005

ASSETS:
Current assets:
Cash and cash equivalents	$6,392	$3,491
Short-term investments	3,718	4,770
Accounts receivable, less allowances of $52 and $46, respectively	1,252	895
Inventories	270	165
Other current assets	2,877	979
Total current assets	14,509	10,300
Property, plant, and equipment, net	1,281	817
Other assets	1,454	434
Total assets	$17,244	$11,551

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$3,390	$1,779
Accrued expenses	3,066	1,705
Total current liabilities	6,456	3,484
Non-current liabilities	750	601
Total liabilities	7,206	4,085

Commitments and contingencies

Total shareholders’ equity	10,038	7,466

Total liabilities and shareholders’ equity	$17,244	$11,551

The information contained in these preliminary unaudited condensed consolidated financial statements may be subject to significant adjustment. For additional information, please refer to the accompanying press release dated October 18, 2006.

PRELIMINARY UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except share and per share amounts)

	Three Months Ended		Twelve Months Ended
	September 30,	September 24,	September 30,	September 24,
	2006	2005	2006	2005
Net sales	$4,837	$3,678	$19,315	$13,931
Cost of sales (1)	3,425	2,643	13,717	9,888
Gross margin	1,412	1,035	5,598	4,043

Operating expenses:
Research and development (1)	179	147	712	534
Selling, general, and administrative (1)	624	470	2,432	1,859
Total operating expenses	803	617	3,144	2,393

Operating income	609	418	2,454	1,650

Other income and expense	113	60	365	165

Income before provision for income taxes	722	478	2,819	1,815
Provision for income taxes	176	48	826	480

Net income	$546	$430	$1,993	$1,335

Earnings per common share:
Basic	$0.64	$0.52	$2.36	$1.65
Diluted	$0.62	$0.50	$2.27	$1.56

Shares used in computing earnings per share (in thousands):
Basic	854,187	821,420	844,058	808,439
Diluted	878,757	866,404	877,526	856,780

(1)   Stock-based compensation expense was allocated as follows:

Cost of sales	$5	$1	$21	$2
Research and development	$13	$2	$53	$6
Selling, general, and administrative	$21	$8	$88	$34

The information contained in these preliminary unaudited condensed consolidated financial statements may be subject to significant adjustment. For additional information, please refer to the accompanying press release dated October 18, 2006.